UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2008

DAVIDSON DIVERSIFIED REAL ESTATE I, L.P.

(Exact name of Registrant as specified in its charter)

            Delaware

        0-13530

       62-1181565

(State or other jurisdiction

(Commission

     (I.R.S. Employer

   of incorporation or

File Number)

  Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02

Termination of a Material Definitive Agreement.

Davidson Diversified Real Estate I, L.P., a Delaware limited partnership (the “Partnership”), owns a 100% interest in Versailles on the Lake Apartments (the “Property”), a 156-unit apartment complex located in Fort Wayne, Indiana.  On June 26, 2008, the Partnership entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, VL Apartments, LLC, an Indiana limited liability company (the “Purchaser”), to sell the Property for a total sales price of $4,485,000.

On July 28, 2008, the Purchaser delivered written notice of its election to terminate the Purchase Agreement.  Pursuant to its terms, the Purchase Agreement was terminated.

On August 1, 2008, the Partnership and the Purchaser entered into a First Amendment to and Reinstatement of Purchase and Sale Contract pursuant to which the Purchase Agreement was reinstated.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

10 AB       First Amendment to and Reinstatement of Purchase and Sale Contract between Davidson Diversified Real Estate I, L.P., a Delaware limited partnership and VL Apartments, LLC, an Indiana limited liability company, dated August 1, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVIDSON DIVERSIFIED REAL ESTATE I, L.P.

By:

Davidson Diversified Properties, Inc.

Managing General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

Date:

August 1, 2008